Exhibit 10.16

CYMER, INC.

AMENDMENT NO. 1 TO

RESTRICTED STOCK UNIT AGREEMENTS AND

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENTS

This AMENDMENT NO. 1 (the “Amendment”) is effective as of December     , 2012, by and between CYMER, INC., a Nevada corporation (the “Company”), and                     (“Holder”).

RECITALS

A. The Company and Holder have entered into one or more Performance Restricted Stock Unit Agreements (Cymer Nos.     ,     ) and Restricted Stock Unit Agreements (Cymer Nos.     ,     , and     ) (each, an “Original Agreement”) pursuant to which a number of shares of Common Stock are to be issued to the Holder during 2012. Each Original Agreement was subject to Company’s 2005 Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings given in each Original Agreement and the Plan.

B. The Company and Holder wish to amend certain terms set forth in each Original Agreement.

AGREEMENT

The parties agree as follows:

1. Section 1 of each Original Agreement shall be amended to add the following provision to the end thereof, which shall read as follows:

“Notwithstanding the forgoing, with respect to any shares subject to your Award that vested between (and including) January 1, 2012 and December 13, 2012 (the “2012 Tranche”), the Company will deliver to you a number of shares of Common Stock equal to the 2012 Tranche on December 13, 2012.

2. Section 10 of each Original Agreement shall be amended to add a new subsection 10(c) to the end thereof, which shall read as follows:

“(c) With respect to shares of the Company’s Common Stock that are issued to you between (and including) December 1, 2012 and December 31, 2012, if, on the applicable date on which shares are to be delivered to you in accordance with Section 1, you are precluded under the Company’s policy regarding insider trading from engaging in market transactions involving the Company’s Common Stock, the Company shall satisfy its tax withholding obligation by withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a Fair Market Value (measured as of the date shares of Common Stock are issued to you) equal to, but not exceeding, the amount of such tax withholding obligation. Any fractional shares will be rounded down to the next whole share and you will be required to pay the Company via check an amount equal to any tax withholding shortfall. With respect to the portion of the tax withholding obligation that is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of vested shares of Common Stock subject to the Original Agreements, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of satisfying the tax withholding obligation.”

3. Except as expressly set forth herein, each Original Agreement and all other documents referred to therein shall remain in full force and effect and shall not be modified or altered in any other way.

4. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5. This Amendment may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOW]

The parties hereto have executed this AMENDMENT NO. 1 TO RESTRICTED STOCK UNIT AGREEMENTS AND PERFORMANCE RESTRICTED STOCK UNIT AGREEMENTS as of the date first written above.

COMPANY:

CYMER, INC.

By:

HOLDER:

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